N-SAR Exhibit: Sub-item 77I
Permal Hedge Strategies Fund Inc. (the "Fund")

The offering of Advisor Class Shares of the Fund, is incorporated by reference to Registrant's Rule 497 filing, pursuant to the Securities Act of 1933, filed with the Securities and Exchange Commission on November 30, 2012
(Accession No. 0001193125-12-487505).